Exhibit 99.1
STONE ENERGY CORPORATION
Announces Upcoming Presentation at Lehman Brothers Energy Conference
LAFAYETTE, LA. August 29, 2008
          Stone Energy Corporation (NYSE: SGY) today announced that David H. Welch, the company’s President and Chief Executive Officer, and Kenneth H. Beer, Senior Vice President and Chief Financial Officer, will be presenting at the Lehman Brothers 2008 CEO Energy/Power Conference in New York City on Wednesday, September 3, 2008 at 12:25 p.m. eastern time. The presentation will be available on a live audio webcast, which can be accessed in the “Webcast” section of the company’s website, www.stoneenergy.com. Additionally, the presentation material will be available in the “Event” section of the company’s website within 24 hours of the presentation.
     Stone Energy is an independent oil and natural gas company headquartered in Lafayette, Louisiana, and is engaged in the acquisition, exploration, exploitation, development and operation of oil and gas properties located primarily in the Gulf of Mexico. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-237-0410-phone, 337-237-0426-fax or via e-mail at CFO@StoneEnergy.com.